                                                                    Exhibit 24.2


                           CONSENT OF DIRECTOR NOMINEE


The undersigned hereby consents to serve as a director of EChapman.com, Inc. (the "Company") subject to his/her appointment by the Board of Directors of the Company or election by the stockholders of the Company, as the case may be, and to the inclusion of him/her as a nominee for director of the Company is any proxy statement or registration statement filed and/or distributed by or on behalf of the Company.




November 3, 1999                                     /s/ RAYMOND HAYSBERT
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Date                                                 Raymond Haysbert